UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 6, 2018

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53012	90-0687379
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

709 S. Harbor Blvd., Suite 250, Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (321) 725-0090

(Former name of former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Comment – Use of Terminology

Throughout this Current Report on Form 8-K, the terms “Company,” “we,” “us,” and “our” refers to First Choice Healthcare Solutions, Inc.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

On March 6, 2018, Donald Bittar, a member of the Board of Directors (the “Board”) of the Company, notified the Company of his intention to retire from the Board, effective immediately. Mr. Bittar did not advise the Company of any disagreement with the Company on any matter relating to its operations, policies or practices.

Effective March 6, 2018, the Board accepted Mr. Bittar’s resignation as a member of the Board and appointed Sheila H. Schweitzer to the Board to fill the resulting vacancy.

Ms. Schweitzer brings to the Board over 30 years of business experience in the healthcare field, specifically the revenue cycle. In such capacity, she has held numerous founder and executive/industry association leadership roles with several companies and organizations.

From 2002 until 2009, she served as Chief Executive Officer of CareMedic Systems, Inc., a provider of revenue cycle management solutions to hospitals and healthcare providers in the United States and Puerto Rico. Thereafter, from 2009 until 2011, she served as Senior Vice President of Strategy for Optum, Inc., a provider of healthcare analytics, population health management, clinical performance, revenue cycle management, medical necessity, risk and quality enablement, and compliance solutions to provider organizations, and benefits management, health management, financial management, and health and well-being solutions to Fortune 500 employers. Additionally, and most recently, she founded and served as Chief Executive Officer of PatientMatters, LLC, a manager of patient receivables for hospitals and healthcare providers.

Furthermore, her industry association leadership positions included Chairman of AFEHCT (2005), member of the WEDI Foundation Board (2001 and 2002). She was awarded Person of the Year by HIMSS Medical Banking Project in 2008 and was also nominated as Entrepreneur of the Year in Louisville, Kentucky in 1993 and was a founder and author of a whitepaper for EDI-USA. Ms. Schweitzer holds a B.S. degree in Chemistry from Western Kentucky University.

There are no family relationships between Ms. Schweitzer and any director or other executive officer of the Company nor are there any transactions between Ms. Schweitzer or any member of her immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the United States Securities and Exchange Commission.

On March 9, 2018, the Company issued a press release announcing the retirement of Mr. Bittar and resulting appointment of Ms. Schweitzer to the Board. A copy of the press release is filed with this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)       Exhibits:

Exhibit No.	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CHOICE HEALTHCARE SOLUTIONS, INC.
(Registrant)

Date: March 9, 2018
/s/ Chris Romandetti
Name: Chris Romandetti
Chief Executive Officer

3